EXHIBIT 23.1
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             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Stock Option Plan, as amended, of Greystone Logistics, Inc. and in the related Prospectus, by incorporation by reference of the annual report on Form 10-KSB of Greystone Logistics, Inc. for the fiscal year ended May 31, 2006, of our report dated September 13, 2006. We also consent to the reference to our firm under the caption "Experts" in the related Prospectus.




                                            MURRELL, HALL, MCINTOSH & CO., PLLP


Norman, Oklahoma
September 13, 2006